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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                                  LIBBEY INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                  LIBBEY INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

--------------------------------------------------------------------------------

                                  MEETING DATE
                                  MAY 10, 2001

        ---------------------------------------------------------------
         --------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT!
      Please mark, date and sign the enclosed proxy card and promptly return it to the Company in the enclosed envelope.

                                                                   [LIBBEY LOGO]

                                  LIBBEY INC.
                                 P.O. BOX 10060
                               300 MADISON AVENUE
                            TOLEDO, OHIO 43699-0060

   -------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
   -------------------------------------------------------------------------

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Libbey stockholders which will be held Thursday, May 10, 2001, at 2:00 p.m. in the Ballroom at the Sylvania Country Club, 5201 Corey Road, Sylvania, Ohio.

     At the meeting, stockholders will elect two directors for a term of three years, vote on approval of the Libbey Inc. 2002 Employee Stock Purchase Plan and transact such other business as may properly come before the meeting.

     The close of business on March 16, 2001 is the record date for voting at the meeting. Only stockholders owning the Company's common stock, par value $.01 per share, on the record date are entitled to notice of, and to vote at, the Annual Meeting.

     Please sign, date and return your Proxy in the enclosed envelope as soon as possible so that your shares can be voted at the meeting. If the shares are held in more than one name, all holders of record should sign.

     Management sincerely appreciates your support.

                                            By Order of the Board of Directors,


                                            John F. Meier
                                            Chairman of the Board and
                                            Chief Executive Officer

                                            Arthur H. Smith
                                            Secretary

March 29, 2001
Toledo, Ohio

                                  LIBBEY INC.
                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Libbey Inc., a Delaware corporation ("Libbey" or "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company ("Annual Meeting"), to be held in the Ballroom of the Sylvania Country Club, 5201 Corey Road, Sylvania, Ohio on May 10, 2001 at 2:00 p.m. and at any and all adjournments thereof. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about March 29, 2001. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained at the Company's principal executive offices at 300 Madison Avenue, Toledo, Ohio, and at the offices of Cooper & Walinski, 5630 North Main Street, Sylvania, Ohio for a period of at least ten days prior to the Annual Meeting.

     Only stockholders of record at the close of business on March 16, 2001 will be entitled to vote at the meeting. At such date, there were 15,283,631 shares of the Company's common stock outstanding. Each share of common stock is entitled to one vote. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the matter to which the abstention applies. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The common stock outstanding on the record date held by the trustee under the Company's Stock Purchase and Supplemental Retirement Plan, Stock Purchase and Retirement Savings Plan and Long-Term Savings Plan & Trust will be voted by the trustee in accordance with written instructions from participants in such plans or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares of each respective plan for which instructions were received.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-Laws provide that the Board of Directors ("Board of Directors" or "Board") is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years.

     Currently, the term of office for members of Class II of the Board of Directors will expire on the date of the Annual Meeting in 2001. The members of Class II are Peter C. McC. Howell and Richard I. Reynolds. The Board of Directors has fixed the number of directors to be elected at the 2001 Annual Meeting at two and has nominated Peter C. McC. Howell and Richard I. Reynolds for election to Class II. Those persons who are elected directors at the 2001 Annual Meeting will hold office until their terms expire on the date of the 2004 Annual Meeting or until the election and qualification of their successors. The terms of office of the members of Class III and Class I of the Board of Directors will expire, respectively, on the date of the Annual Meeting in 2002 and 2003.

     So far as the Board has been advised, only the two persons named above as nominees will be nominated for election as directors at the Annual Meeting. It is intended that the shares represented by proxies in the accompanying form will be voted for the election of these two nominees unless authority to so vote is withheld. The nominees have consented to being named herein and to serve if elected. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors or the number of directors may be reduced accordingly. The Board, however, expects each of the nominees to be available. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A stockholder entitled to vote for the election of directors may withhold authority to vote for all or certain nominees.

     The following information, which has been provided by the directors, sets forth for each of the nominees for election to the Board of Directors and for each director whose term continues, his or her name, age, principal occupation and employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation and employment is carried on and the period during which such person has served as a director of the Company.

2001 NOMINEES (CLASS II):

     PETER C. MCC. HOWELL, age 51, has been a director of the Company since October 1993. Mr. Howell was Chairman and Chief Executive Officer of Signature Brands USA, Inc. (formerly known as Health o meter, Inc.) from August 1994 to August 1997. From 1989 to August 1994, Mr. Howell was President, Chief Executive Officer and a director of Mr. Coffee, inc. Mr. Howell is a member of the Audit and Nominating and Governance Committees. He is also a director of Global-Tech Appliances, Inc.

     RICHARD I. REYNOLDS, age 54, has been a director of the Company since June 1993. Mr. Reynolds has been Executive Vice President and Chief Operating Officer of the Company since November 1995. From June 1993 to November 1995, Mr. Reynolds was Vice President and Chief Financial Officer of the Company.

     The Board of Directors unanimously recommends a vote FOR both nominees.

CONTINUING DIRECTORS:

     WILLIAM A. FOLEY, age 53, has been a director of the Company since September 1994. Mr. Foley has been Chairman of the Board, President and Chief Executive Officer of LESCO, Inc. since October 1994. Mr. Foley is a member of Class III of the Board of Directors and a member of the Compensation and Nominating and Governance Committees. Mr. Foley is also a director of Dairy Mart Corporation.

     JOHN F. MEIER, age 53, has been a director of the Company since 1987 and Chairman of the Board and Chief Executive Officer of the Company since June 1993. Mr. Meier is a member of Class I of the Board of Directors. Mr. Meier is also a director of Cooper Tire and Rubber Company.

     CAROL B. MOERDYK, age 50, has been a director of the Company since February 1998. Ms. Moerdyk has been Senior Vice President, North American and Australasian Contract Operations of Boise Cascade Office Products Corporation since February 1998. She served as Chief Financial Officer of Boise Cascade Office Products Corporation from 1995 to February 1998. Ms. Moerdyk is a member of Class I of the Board of Directors and a member of the Audit and Compensation Committees.

     GARY L. MOREAU, age 46, has been a director of the Company since September 1996. Mr. Moreau is President of Pratt's Hollow Advisors LLC, a business consulting company. Prior to his current position, Mr. Moreau was President and Chief Executive Officer of Lionel L.L.C. from January 1996 until July 1999. From 1991 until January 1996, Mr. Moreau was President and Chief Operating Officer of Oneida Ltd. Mr. Moreau is a member of Class I of the Board of Directors and a member of the Compensation Committee. Mr. Moreau is also a director of GSW, Inc.

     TERENCE P. STEWART, age 52, has been a director of the Company since October 1997. Mr. Stewart is managing partner of Stewart and Stewart, a law firm based in Washington, D.C. specializing in trade and international law issues, where he has worked since 1976. Mr. Stewart is a member of Class III of Board of Directors and a member of the Audit and Nominating and Governance Committees.

COMPENSATION OF DIRECTORS:

     Non-management directors receive a retainer for service on the Board at the annual rate of $21,000, a fee for attendance at Board meetings of $750 per meeting and a fee for attendance at committee meetings of $500 per meeting. The retainer and all fees are payable in cash quarterly or subject to deferral. In 2000, each of the directors except Mr. Moreau elected to defer all or a portion of the retainer and fees into an account, the value of which is based upon the value of the Company's common stock plus dividends. Management directors do not receive additional compensation for service on the Board of Directors.

BOARD MEETINGS AND COMMITTEES OF THE BOARD:

     The Board of Directors met four times during 2000. During 2000, each incumbent member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board and of the committees of the Board of which he or she was a member.

     The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee is comprised of directors who are not officers or employees of the Company and are not eligible to participate in any of the Company's executive compensation programs.

     The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent auditors; reviews the audit plan and the results of the auditing engagement with the independent auditors; reviews the adequacy of the Company's system of internal accounting controls; and directs and supervises investigations into matters within the scope of its duties. The Board of Directors has adopted an Audit Committee Charter which is attached to this Proxy Statement as Appendix A. The Company's securities are listed on the New York Stock Exchange and all members of the Audit Committee meet the independence standards of the New York Stock Exchange. The Audit Committee met four times during 2000. The Audit Committee is comprised of Ms. Moerdyk, Mr. Stewart and Mr. Howell who serves as Chairman.

     The Compensation Committee has overall responsibility for administering the executive compensation program of the Company. The Compensation Committee regularly evaluates the executive compensation program to ensure its appropriateness in the context of the Company's business and its competitiveness with the compensation practices of other companies. From time to time, the Compensation Committee seeks the advice of independent experts in evaluating plan design, compensation levels and administration. Each year the Compensation Committee reviews salaries for the executive officers of the Company. The Compensation Committee is also responsible for administering the stock option and equity participation plans and certain other incentive compensation plans covering executive officers. The Compensation Committee met twice during 2000. The Compensation Committee is comprised of Ms. Moerdyk, Mr. Moreau and Mr. Foley who serves as Chairman.

     The Nominating and Governance Committee was formed in 2001 to establish a selection process for new directors to meet the needs of the Board, to evaluate and recommend candidates for Board membership, to assess the performance of the Board and review such assessment with the Board, to establish objective criteria to evaluate the performance of the Chief Executive Officer and to report to the Board trends in director compensation and the competitiveness of the Company's director compensation practices. The Nominating and Governance Committee is comprised of Mr. Foley, Mr. Howell and Mr. Stewart who serves as Chairman.

OTHER DIRECTOR INFORMATION:

     During 2000 the law firm of Stewart and Stewart, of which Mr. Stewart is a partner, received fees of approximately $26,000 from the Company for legal services in connection with various international trade matters. The Company anticipates that it will continue to utilize the legal services of Stewart and Stewart in the future in connection with international trade matters.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid by the Company for the last three completed fiscal years to the Company's Chief Executive Officer ("CEO") and the four most highly compensated executive officers other than the CEO in 2000 (collectively, including the CEO, the "named executive officers").

SUMMARY COMPENSATION TABLE:

                                                                             LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION          ---------------------------------
                                     --------------------------------           AWARDS            PAYOUTS
                                                              OTHER     -----------------------   -------
                                                             ANNUAL     RESTRICTED     SHARES               ALL OTHER
                                                             COMPEN-      STOCK      UNDERLYING    LTIP      COMPEN-
 NAME & PRINCIPAL POSITION    YEAR   SALARY(1)   BONUS(2)   SATION(3)     AWARDS      OPTIONS     PAYOUTS   SATION(4)
 -------------------------    ----   ---------   --------   ---------   ----------   ----------   -------   ---------
John F. Meier                 2000   $485,000    $336,978     $  557        0          30,000        0       $14,549
  Chairman of the Board       1999   $440,000    $514,800     $    0        0          30,000        0       $13,200
  and Chief Executive         1998   $428,750    $167,212     $  263        0          30,000        0       $12,862
  Officer
Richard I. Reynolds           2000   $332,750    $192,662     $  228        0          22,000        0       $ 9,983
  Executive Vice              1999   $312,583    $304,769     $1,370        0          22,000        0       $ 9,378
  President and               1998   $299,063    $ 97,195     $  228        0          22,000        0       $ 8,971
  Chief Operating Officer
Kenneth G. Wilkes             2000   $217,514    $100,753     $1,385        0          11,500        0       $ 6,526
  Vice President and          1999   $195,385    $152,400     $1,094        0          11,500        0       $ 5,800
  Chief Financial Officer     1998   $179,438    $ 46,653     $  815        0          11,500        0       $ 5,382
Arthur H. Smith               2000   $200,361    $ 81,206     $   17        0          12,500        0       $ 6,011
  Vice President,             1999   $188,125    $128,395     $1,243        0          12,500        0       $ 5,522
  General Counsel and         1998   $175,000    $ 39,812     $    0        0          12,500        0       $ 5,250
  Secretary
L. Frederick Ashton           2000   $187,572    $ 86,883     $  311        0           7,500        0       $ 5,626
  Vice President,             1999   $179,596    $140,085     $4,777        0           6,500        0       $ 5,388
  General Sales Manager       1998   $172,248    $ 44,784     $  500        0           6,500        0       $ 5,104

---------------

(1) Includes amounts deferred at the election of the named executive officer pursuant to the salary reduction provisions of benefit plans.

(2) The amounts disclosed in this column represent awards under the Libbey Inc. Senior Management Incentive Plan (the "Senior Management Incentive Plan").

(3) The amounts disclosed in this column represent amounts reimbursed for the payment of taxes payable with respect to perquisites. In each year, the aggregate incremental cost of perquisites and other personal benefits for any executive officer did not exceed the lesser of $50,000 or 10% of base salary plus bonus.

(4) The amounts disclosed in this column represent matching cash contributions to the Libbey Inc. Stock Purchase and Retirement Savings Plan, a defined contribution plan, and the Libbey Inc. Executive Savings Plan, a non-qualified plan designed to provide similar benefits to the extent such benefits cannot, under limitations of the Internal Revenue Code, be provided by the Libbey Inc. Stock Purchase and Retirement Savings Plan.

OPTION GRANTS IN 2000:

     The following table sets forth information on stock option grants to the named executive officers during 2000 pursuant to The 1999 Equity Participation Plan of Libbey Inc. The Company has not granted stock appreciation rights to any of the named executive officers.

                                                                                                  GRANT
                                                   INDIVIDUAL GRANTS                            DATE VALUE
                              -----------------------------------------------------------    ----------------
                              NUMBER OF SHARES      % OF TOTAL
                                 UNDERLYING          OPTIONS
                                   OPTIONS          GRANTED TO
                                   GRANTED         EMPLOYEES IN    EXERCISE    EXPIRATION       GRANT DATE
            NAME                     (#)           FISCAL YEAR      PRICE         DATE       PRESENT VALUE(1)
            ----              ----------------     ------------    --------    ----------    ----------------
John F. Meier...............       30,000             17.07        $32.3125      9/9/10          $423,524
Richard I. Reynolds.........       22,000             12.52        $32.3125      9/9/10          $310,584
Kenneth G. Wilkes...........       11,500              6.54        $32.3125      9/9/10          $162,351
Arthur H. Smith.............       12,500              7.11        $32.3125      9/9/10          $176,468
L. Frederick Ashton.........        7,500              4.27        $32.3125      9/9/10          $105,881

---------------

(1) Options are granted at the fair market value at the date of the grant and become exercisable to the extent of 40% of the grant on the first anniversary of the grant and thereafter an additional 20% of the grant becomes exercisable on each of the second, third and fourth anniversaries of the grant.

    Present value is calculated using the Black-Scholes option pricing model. Assumptions used in calculating the reported values include (a) an expected volatility based on the monthly change for the period June 18, 1993 through the date of the grant (September 8, 2000 in the case of all named executive officers), (b) a weighted average risk-free rate of return of 6.0%, (c) dividend yield of 0.9% and (d) a time of exercise of 7 years. No adjustments were made for non-transferability or forfeiture.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES:

     The following table sets forth information concerning the exercise of stock options by the named executive officers in 2000 and the aggregate dollar value of unexercised options held at the end of 2000 by the named executive officers. The value is based upon a share price of $30.375, the closing price on the New York Stock Exchange on December 29, 2000.

                                                            UNDERLYING OPTIONS         IN-THE-MONEY OPTIONS
                           SHARES ACQUIRED    VALUE             AT FY-END                    AT FY-END
          NAME               ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ----             ---------------   --------   -------------------------    -------------------------
John F. Meier............           0        $      0    220,153          60,000      $2,715,158          $ 0
Richard I. Reynolds......           0        $      0    174,738          44,000      $2,278,323          $ 0
Kenneth G. Wilkes........           0        $      0     89,605          23,000      $1,119,174          $ 0
Arthur H. Smith..........           0        $      0    148,924          25,000      $2,170,680          $ 0
L. Frederick Ashton......      13,000        $204,750     61,500          14,000      $  797,000          $ 0

RETIREMENT PLANS:

     The Company maintains a qualified retirement plan, the Libbey Inc. Salaried Cash Balance Pension Plan ("Salary Plan"), for its salaried employees, including executive officers, and a Supplemental Retirement Benefit Plan ("SERP"), which is a non-qualified plan designed to provide substantially identical retirement benefits to the extent that such benefits cannot, under the limitations of the Internal Revenue Code, be provided by the Salary Plan. The retirement plans were amended effective January 1, 1998 so that benefits will no longer be determined by the highest consecutive three-year annual earnings but will be determined by annual Company contribution credits equal to a percentage of annual earnings plus interest. Employees with 10 years of service with Libbey and who are age 55, or who are age 45 and have a combined age and years of service equal to 65, as of December 1997, will receive commencing upon retirement the greater of their cash balance account or a special minimum benefit ("Special Minimum Benefit") computed pursuant to the formula in effect prior to the amendment, for service prior to December 31, 2007.

     The following table illustrates the estimated annual retirement benefits which would be provided by the Special Minimum Benefit under the Salary Plan and the SERP in various average earnings classifications upon normal retirement at age 65 for those named executive officers for whom the Special Minimum Benefit is anticipated to apply, namely Messrs. Meier, Reynolds, Smith and Ashton:

  HIGHEST
CONSECUTIVE
THREE-YEAR                             YEARS OF CREDITED SERVICE
  AVERAGE     ----------------------------------------------------------------------------
 EARNINGS        15         20         25         30         35         40          45
-----------   --------   --------   --------   --------   --------   --------   ----------
$  100,000      18,697     24,930     31,162     37,395     43,627     46,127       48,627
$  125,000      23,902     31,870     39,837     47,805     55,772     58,897       62,022
$  150,000      29,107     38,810     48,512     58,215     67,917     71,667       75,417
$  175,000      34,312     45,750     57,187     68,625     80,062     84,437       88,812
$  200,000      39,517     52,690     65,862     79,035     92,207     97,207      102,207
$  225,000      44,722     59,630     74,537     89,445    104,352    109,977      115,602
$  250,000      49,930     66,573     83,217     99,860    116,504    122,754      129,004
$  300,000      60,644     80,859    101,074    121,289    141,504    149,004      156,504
$  400,000      82,073    109,431    136,788    164,146    191,504    201,504      211,504
$  450,000      92,787    123,716    154,645    185,574    216,504    227,754      239,004
$  500,000     103,502    138,002    172,503    207,003    241,504    254,004      266,504
$  600,000     124,930    166,573    208,217    249,860    291,504    306,504      321,504
$  700,000     146,359    195,145    243,931    292,717    341,504    359,504      376,504
$  800,000     167,787    223,716    279,645    335,574    391,504    411,504      431,504
$  900,000     189,216    252,288    315,360    378,432    441,504    464,004      486,504
$1,000,000     210,644    280,859    351,074    421,289    491,504    516,504      541,504
$1,200,000     253,502    338,002    422,503    507,003    591,504    621,504      651,504

     At December 31, 2000, Messrs. Meier, Reynolds, Wilkes, Smith and Ashton had total Credited Service under the Salary Plan and the SERP, respectively, of 30 years, 30 years, 7 years, 32 years and 30 years.

     The above pension table sets forth benefits calculated on a straight-life annuity basis and reflects the greater of the regular benefit, the Special Minimum Benefit or the "grandfathered" benefit available under the formula in effect prior to January 1, 1989. The regular benefit and the Special Minimum Benefit do not contain an offset for social security or other amounts, whereas the "grandfathered" benefit does provide for a partial offset for social security benefits.

     Annual covered earnings include base salary and amounts earned under the Senior Management Incentive Plan and the covered compensation under the Special Minimum Benefit of the retirement plan is the highest consecutive three year average of such amounts. The retirement benefit may be adjusted if the employee has more or less than 35 years of credited service or retires prior to age 65. The Salary Plan and the SERP provide for additional benefit accruals beyond age 65 and for annual annuity benefits as well as an optional lump sum form of benefit. The lump sum option is designed to be equivalent in value to that of the lifetime annual annuity benefit.

     Under the amended retirement plans effective January 1, 1998, each participant in the plans on December 31, 1997 is credited with an opening cash balance equal to the single sum amount of the participant's accrued benefit as of December 31, 1997 based upon retirement at age 65 and actuarial assumptions as to rate of interest and mortality. For each plan year beginning January 1, 1998, the Company will make an annual contribution credit to the participant's cash balance account in accordance with the following table and the cash balance account will be credited with interest annually at the 30-year Treasury Securities rate in effect in October of the preceding plan year with a minimum of 5 percent and a maximum of 10 percent. Normal retirement age is 65 under the amended retirement plans. Company contributions and interest are credited with respect to service beyond the age of 65. The estimated annual benefit payable to Mr. Wilkes commencing upon his retirement is $185,593 based upon assumptions that salary increases will be 3 percent annually, that the target incentives under the Senior Management Incentive Plan will be earned annually and that the applicable rate of interest will be 7 percent annually after 2000.

                 SUM OF AGE                    CONTRIBUTION PERCENTAGE OF    CONTRIBUTION PERCENTAGE OF
                AND YEARS OF                   COMPENSATION UNDER SOCIAL      COMPENSATION AT OR ABOVE
               BENEFIT SERVICE                     SECURITY WAGE BASE        SOCIAL SECURITY WAGE BASE
               ---------------                 --------------------------    --------------------------
0 but less than 30...........................             1.5%                           3.0%
30 but less than 34..........................             1.7                            3.4
34 but less than 38..........................             1.9                            3.8
38 but less than 42..........................             2.1                            4.2
42 but less than 46..........................             2.3                            4.6
46 but less than 50..........................             2.7                            5.4
50 but less than 60..........................             3.2                            6.4
60 but less than 70..........................             4.0                            8.0
70 but less than 80..........................             5.5                           11.0
80 but less than 90..........................             7.0                           12.7
90 and over..................................             9.0                           14.7

EXECUTIVE EMPLOYMENT AGREEMENTS:

     Libbey has entered into employment agreements with each of the Company's executive officers, including the named executive officers, that entitle them to receive their base salaries and to participate in designated benefit plans of the Company. Each employment agreement also provides that the officer's employment is not for any specified term and may be terminated at any time. In addition, each agreement provides that, in the event of the officer's termination other than for "cause" (as defined in the agreements), payment of base salary will continue for two years in Mr. Meier's case and one year in the case of the other executive officers. The employment agreements also provide that the officer's base salary may be adjusted periodically and that benefit plans in which the officer is entitled to participate may be adjusted or terminated by the Company at any time, but that no vested or accrued benefit may be adversely affected.

CHANGE IN CONTROL AGREEMENTS:

     To induce and help assure continuity of management and operations, the Company has entered into agreements (the "Agreements") with certain executives including the named executive officers which provide for certain severance benefits in the event an executive's employment is terminated following a Change in Control (as defined in the Agreements).

     Under the Agreements with the named executive officers, benefits are paid if, after a Change in Control, the Company terminates a named executive officer other than for Cause (as defined in the Agreements) or disability or if the named executive officer terminates employment for "Good Reason" (as specified in the Agreements) or for any reason within a period of thirty days following the first anniversary of a Change in Control. These severance benefits include: (a) the executive's salary through the termination date; (b) severance pay equal to three times the named executive's annual base salary and three times the greater of the target annual bonus or the annual bonus for the prior year; (c) acceleration of the exercisability of stock options; (d) medical and health benefits for three years following termination reduced to the extent comparable benefits are received from another employer; (e) outplacement and financial planning services; and (f) full vesting in, and additional three year accrual of benefits under, the Company's qualified and non-qualified retirement plans and any additional amount necessary to provide a minimum lump sum benefit of $250,000 under these plans. The Agreements provide that the benefits are net of any applicable federal excise tax and that the Company will pay legal fees and expenses incurred by the named executive to enforce his or her rights under the Agreements.

COMPENSATION COMMITTEE REPORT:

     Compensation Policies Applicable to Executive Officers. The Company's overall compensation program for salaried employees has been established and is administered to ensure that employee compensation motivates superior job performance and the achievement of business objectives. With respect to executive officer compensation, the policies followed in designing and administering this component of the overall program are based upon the main objective of increasing stockholder value through increasing operating income and return on invested capital. The Compensation Committee believes that this can best be accomplished by an executive compensation program which (1) attracts and retains highly qualified individuals, (2) includes major components directly linked to increases in recognized measures of stockholder value and (3) rewards superior performance as measured by financial and non-financial factors.

     Compensation for executive officers is currently deductible for federal income tax purposes and the Compensation Committee intends to structure the Company's compensation and benefit plans to meet the requirements for continued deductibility.

     Executive officer compensation consists of annual base salary, annual incentive awards and long-term compensation set at levels intended to be competitive within the industry and with companies of comparable size. The Compensation Committee intends to review base salaries annually, and in consultation from time to time with outside professional advisers, intends to make adjustments depending upon competitive salary levels, past individual performance as measured by both qualitative and quantitative factors and the potential for making significant contributions in the future. The Compensation Committee also reviews periodically the incentive compensation and long-term compensation components of the executive compensation program and other aspects of the Company's executive compensation program and arrangements with its executives for appropriateness in the context of the Company's business and circumstances and for competitiveness with the compensation practices of other companies. Individual factors can be expected to be more significant than overall Company performance in a particular year in determining base salary levels and the rate of increase, while Company performance can be expected to be more significant in determining short-term and long-term incentive compensation.

     In 2000, Towers Perrin, a nationally recognized compensation and employee benefits consulting firm, examined the competitiveness of the Company's base salary, annual incentive awards and long-term compensation for executives. In conducting this review, Towers Perrin interviewed a number of the Company's senior officers as well as the Chairman of the Compensation Committee. Towers Perrin also updated its analysis of the competitive position of the Company's current executive compensation programs relative to 14 peers and other industrial companies comparable to the Company's current and near term sales size and reviewed the Company's historical financial results relative to the peers. The peer group used by the Company to measure the performance of its stock was not used to compare compensation in view of significant differences between the Company and the peer group with regard to capital structure and the diversity, size and scope of the businesses in which various members of the peer group engage.

     The incentive compensation components of the executive compensation program are designed to provide rewards for past contributions and motivation for future performance. The performance goals and criteria for these components are tied directly to factors that the Compensation Committee believes will enhance the financial success of the Company and increase stockholder value. Thus, the total payouts under the annual incentive plan are determined primarily by the Company's performance against operating budget goals and in particular growth in operating income and economic value added ("EVA(R)(1)"). However, qualitative factors such as progress in implementing the strategic plan and employee commitment to, and involvement in, Company goals are important elements in determining payout levels. The Compensation Committee believes that these and other qualitative factors will lead to the increased profitability of the Company and should be recognized and taken into consideration in determining the payout levels. Total actual payouts may be adjusted above or below target amounts based upon Company performance that exceeds or fails to meet pre-established goals. Individual performance against established goals will affect individual payments.

     The Compensation Committee believes that an equity participation incentive plan is an important element of long-term compensation. The value of such plans for the executive is tied directly to stock price increases and thus provides strong incentives for increasing stockholder value. The Company currently has two such plans in effect. The Amended and Restated Libbey Inc. Stock Option Plan for Key Employees approved by the stockholders in 1995 provides for the granting of stock options. All but a small percentage of shares authorized to be issued under this plan have been granted. The 1999 Equity Participation Plan of Libbey Inc. approved by the stockholders in 1999 permits the Company to continue to grant stock options to incentivize current employees and to provide additional flexibility if circumstances of the Company's business and opportunities warrant different forms of equity participation compensation to incentivize current employees and attract new executives through awards other than stock options.

     Both plans are broad-based programs covering executive officers and other management employees. Under these plans, exercise prices are set at market value on the date of grant to focus management's attention on earnings performance sustained on a long-term basis. Exercise dates are deferred for one year from date of grant subject to acceleration in specified instances. To date only nonqualified stock options have been granted under these plans. The number of shares covered by option grants is based upon the individual's potential to make a contribution to the earnings growth of the Company. In 1993, all of the named executive officers listed in the Compensation Table of this proxy statement became equity investors in the Company and were granted stock options which are included in the number of shares awarded under the Option Plan.

     Compensation of Chief Executive Officer. The compensation policies described above apply as well to the compensation of the Chief Executive Officer ("CEO"). The Compensation Committee is directly responsible for determining the salary level of the CEO and for all awards and grants to the CEO under the incentive components of the compensation program. The overall compensation package for the CEO is designed to recognize that the CEO bears primary responsibility for increasing the value of stockholders' investments. Thus, a substantial portion of the CEO's compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase.

     The Compensation Committee believes that the current and changing business and industry environment requires a high degree of leadership, innovation and prudent risk taking in order to meet and sustain corporate objectives for increasing stockholder value. The CEO's compensation is thus structured and administered to motivate and reward the successful exercise of these qualities.

     The annual base salary and target bonus level of the CEO, as with other executives, is based upon a review, in consultation with the Compensation Committee's outside consultants, of similar positions within the industry and of companies of comparable size. In 2000, the incentive components of the CEO's compensation package consisted of the annual incentive award and stock options. The factors described above for all executive officers are also used in determining the level of awards, grants and payouts under these plans for the CEO.

---------------

(1) EVA(R) is a registered trademark of Stern Stewart & Co.

     The Compensation Committee believes that the CEO's compensation for 2000 was directly related to the size and the overall performance of the Company as measured by financial criteria and important qualitative factors. Financial performance during the year was measured by the Company's performance against operating budget goals, and in particular by the growth in operating income and EVA(R).

                                          William A. Foley, Chairman
                                          Carol B. Moerdyk
                                          Gary L. Moreau

PERFORMANCE GRAPH:

     The graph below compares the total stockholder return on Libbey common stock to the cumulative total return for: the Standard & Poor's SmallCap 600 Index ("S&P SmallCap 600"), a broad market index; the Standard & Poor's SmallCap Housewares Index, a capitalization-weighted index that measures the performance of the housewares sector of the Standard & Poor's SmallCap Index ("Housewares-Small") and the Company's peer group. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

     Companies in the peer group used by the Company were chosen based upon their lines of business or product end uses being comparable to those of the Company. The peer group is limited to those companies for whom market quotations are available and consists of Lancaster Colony Corp., Mikasa, Inc., Newell Rubbermaid Inc. and Oneida Ltd.

     The graph assumes a $100 investment in Libbey stock on January 1, 1996 and also assumes investments of $100 in each of the S&P SmallCap 600, and the Housewares-Small indices and the peer group, respectively, on January 1, 1996. The value of these investments on December 31 of each year from 1996 through 2000 is shown in the table below the graph.

                           TOTAL SHAREHOLDER RETURNS

                                  [LINE GRAPH]

                                                                S&P SMALL CAP 600
                                            LIBBEY INC.               INDEX             HOUSEWARES-SMALL          PEER GROUP
                                            -----------         -----------------       ----------------          ----------
Dec. 95                                        100.00                 100.00                 100.00                 100.00
Dec. 96                                        125.37                 121.32                 253.05                 121.18
Dec. 97                                        169.85                 152.36                 195.34                 166.59
Dec. 98                                        132.45                 150.37                 156.82                 156.84
Dec. 99                                        132.95                 169.02                 157.16                 124.71
Dec. 00                                        141.90                 188.96                  90.26                 104.37

                                INDEXED RETURNS

                                  Base
                                 Period                  Years Ending
                                 ------   ------------------------------------------
                                  Dec.     Dec.     Dec.     Dec.     Dec.     Dec.
      Company Name/Index           95       96       97       98       99       00
      ------------------         ------   ------   ------   ------   ------   ------
LIBBEY INC.                       100     125.37   169.85   132.45   132.95   141.90
S&P SMALLCAP 600 INDEX            100     121.32   152.36   150.37   169.02   188.96
HOUSEWARES - SMALL                100     253.05   195.34   156.82   157.16    90.26
PEER GROUP                        100     121.18   166.59   156.84   124.71   104.37

                             SECURITY OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to any person known to the Company to be the beneficial owner of more than five percent of its common stock as of December 31, 2000 except as otherwise noted, and as of March 16, 2001 with respect to each of the Company's directors and nominees for director, each of the named executive officers and all directors and executive officers of the Company as a group and shares held by the trustee of the Company's Stock Purchase and Retirement Savings Plan, Stock Purchase and Supplemental Retirement Plan and Long-Term Savings Plan and Trust. The shares owned by the executive officers set forth below include the shares held in their accounts in the Stock Purchase and Retirement Savings Plan of the Company. An asterisk indicates ownership of less than one percent of the outstanding stock.

                                                                            PERCENT
              NAME AND ADDRESS                     NUMBER OF SHARES            OF
             OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1 & 2)     CLASS
             -------------------               -------------------------    --------
Ariel Capital Management, Inc.(3)                       3,159,697            20.77
200 East Randolph Drive
Chicago, IL 60601
Baron Capital Group, Inc.(4)                            3,730,000            24.40
767 Fifth Avenue
New York, NY 10153
Capital Group International, Inc.(5)                    1,818,900            11.96
11100 Santa Monica Boulevard
Los Angeles, CA 90025
Key Trust Company of Ohio N.A.(6)                         728,504             4.77
4900 Tiedeman Road
Brooklyn, Ohio 44144
Private Capital Management(7)                           1,654,100            10.87
3003 Tamiami Trail North
Naples, FL 33940
L. Frederick Ashton                                        83,584                *
William A. Foley(10)                                          500                *
Peter C. McC. Howell(8 & 10)                                1,750                *
John F. Meier(9)                                          252,725             1.57
Carol B. Moerdyk(10)                                          900                *
Gary L. Moreau                                                500                *
Richard I. Reynolds                                       208,021             1.29
Arthur H. Smith                                           182,032             1.13
Terence P. Stewart(10)                                        605                *
Kenneth G. Wilkes                                         106,171                *
Directors & Executive Officers as a Group(10)             973,643             6.05

---------------

(1) For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person has the right to acquire within 60 days of such date is deemed outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person not owning a similar right. The information includes all currently exercisable options granted to Messrs. Meier, Reynolds, Wilkes, Smith and Ashton. The number of shares beneficially owned includes shares subject to options as follows: Mr. Meier--220,153; Mr. Reynolds--174,738; Mr. Wilkes--89,605; Mr. Smith--148,924; Mr.
    Ashton--61,500; and all executive officers as a group--808,513.

(2) The table includes the number of equivalent shares of common stock that Messrs. Meier, Reynolds, Wilkes, Smith and Ashton and all officers as a group held in the Libbey Stock Purchase and Retirement Savings Plan as of March 16, 2001.

(3) The amended Schedule 13G filed on February 12, 2001 by Ariel Capital Management, Inc., an investment advisor, and John W. Rogers, Jr., its Chairman and Chief Executive Officer and principal shareholder, indicates that as of December 31, 2000 Ariel Capital Management, Inc. is the beneficial owner of 3,159,697 common shares with sole dispositive power with respect to 3,159,697 common shares and sole voting power with respect to 2,991,872 common shares. The amended schedule further states all securities reported in the amended schedule are owned by investment advisory clients of Ariel Capital Management, Inc., no one of which to the knowledge of Ariel Capital Management, Inc. owns more than 5% of the class. Mr. Rogers disclaims beneficial ownership of the shares held by Ariel Capital Management, Inc.

(4) Baron Capital Group, Inc. advised the Company that as of March 26, 2001, it is deemed to be the beneficial owner of 3,730,000 common shares. Baron Capital Group, Inc. disclaims beneficial ownership of these shares which are held by investment advisory clients of its subsidiary companies which have shared voting and dispositive powers.

(5) The Schedule 13G filed on February 12, 2001 by Capital Group International, Inc., the parent holding company of a group of investment management companies, and Capital Guardian Trust Company indicates that Capital Group International, Inc. has beneficial ownership of 1,818,900 shares of common stock with sole dispositive power with respect to 1,818,900 common shares and sole voting power with respect to 1,428,200 common shares and that Capital Guardian Trust Company has beneficial ownership of 1,632,400 shares of common stock with sole dispositive power with respect to 1,632,400 common shares and sole voting power with respect to 1,241,700 common shares. Capital Guardian Trust Company, a bank, is deemed to be the beneficial owner of these shares as a result of serving as investment manager of various institutional accounts. Capital Group International, Inc. and Capital Guardian Trust Company disclaim beneficial ownership.

(6) Key Trust Company of Ohio, N.A., as trustee of the Libbey Inc. Stock Purchase and Retirement Savings Plan is the beneficial owner of 498,307 common shares, as trustee of the Libbey Inc. Stock Purchase and Supplemental Retirement Plan is the beneficial owner of 227,864 common shares and as trustee of the Libbey Inc. Long-Term Savings Plan & Trust is the beneficial owner of 2,333 common shares. These plans are defined contribution plans for the Company's employees, each of whom has the right to instruct the trustee as to the manner in which the equivalent shares of the Company in his or her account in the Plans are to be voted.

(7) The Schedule 13G filed on February 14, 2001 by Private Capital Management, Inc. (PCM), Bruce S. Sherman, Gregg J. Powers and SPS Partners, L.P. indicates that PCM is the beneficial owner with shared voting and dispositive powers with respect to 1,310,400 common shares, that Bruce S. Sherman is the beneficial owner with shared voting and dispositive powers with respect to 1,654,100 common shares, that Gregg S. Powers is the beneficial owner with shared voting and dispositive powers with respect to 1,649,100 common shares, and that SPS Partners, L.P. is the beneficial owner with shared voting and dispositive powers with respect to 338,700 common shares. Bruce S. Sherman is Chairman of PCM and Gregg S. Powers is President. In these capacities, Messrs. Sherman and Powers exercise shared voting and dispositive powers with respect to shares held by PCM's clients and managed by PCM. Messrs. Sherman and Powers are also general partners of SPS Partners, L.P. the investment advisor to the Entrepreneurial Value Fund L.P. (EVF). In this capacity, Messrs. Sherman and Powers exercise shared dispositive and voting powers over shares held by EVF. Messrs. Sherman and Powers disclaim beneficial ownership of the shares held by EVF and by PCM's clients.

(8) Includes 750 shares held by family members of Mr. Howell. Mr. Howell disclaims any beneficial interest in such shares.

(9) Includes 8,406 shares held by family members of Mr. Meier. Mr. Meier disclaims any beneficial interest in such shares.

(10) Ms. Moerdyk and Messrs. Foley, Howell and Stewart have elected to defer all or a portion of their retainer and fees for service as directors of the Company into an account based upon the value of the Company's common stock which is reported to the Securities and Exchange Commission annually on Forms 5. They respectively owned as of March 16, 2001, the equivalent of the following number of shares not included in the above table: Ms. Moerdyk 3,151 shares; Mr. Foley 6,298 shares; Mr. Howell 2,880 shares; and Mr. Stewart 3,331 shares.

                      PROPOSAL TO APPROVE THE LIBBEY INC.
                       2002 EMPLOYEE STOCK PURCHASE PLAN

     The Board is submitting for approval by the stockholders the Libbey Inc. 2002 Employee Stock Purchase Plan (the "ESPP"), which will be effective for periods commencing June 1, 2002. The purpose of the ESPP is to provide employees with the opportunity to purchase our Common

Stock through accumulated payroll deductions. The ESPP is intended to qualify under Section 423 of the Code.

     A summary of the ESPP appears below. This summary is qualified in its entirety by the text of the ESPP, which is included as Appendix B to this proxy statement.

PLAN ADMINISTRATION

     The ESPP will be administered by the Compensation Committee. The Compensation Committee will have the discretionary authority to administer and interpret the ESPP.

SHARES AVAILABLE UNDER ESPP

     The maximum number of shares of our Common Stock which will be authorized for sale under the ESPP is 350,000 increased on the first day of each fiscal year beginning in 2003 and ending in 2012 by the lesser of (a) 100,000 shares,
(b) 1% of the shares outstanding on the last day of the immediately preceding fiscal year, or (c) such lesser amount as determined by the Board of Directors. The Common Stock made available for sale under the ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the ESPP.

ELIGIBLE EMPLOYEES

     Employees eligible to participate in the ESPP generally include employees who have been employed by us or one of our designated subsidiaries as an employee on and since December 31 of the year prior to the applicable offering date. Employees who customarily work less than 5 months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the ESPP. An employee will also not be eligible to participate in the ESPP during any offering period if he or she is a member of a collective bargaining unit that has refused to participate in the ESPP with respect to such offering period. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our subsidiaries is not allowed to participate in the ESPP.

PARTICIPATION

     Employees will enroll under the ESPP by completing a payroll deduction form permitting the deduction or at least 1% but not more than 20% from their compensation. However, in no case may a participant subscribe for more than $25,000 in Common Stock during any calendar year. If the aggregate subscriptions exceed the number of authorized shares of Common Stock available for purchase under the ESPP, they will be reduced on a pro rata basis.

OFFERING

     Under the ESPP participants are offered the option to purchase shares of our Common Stock at a discount during an offering period commencing on the offering date, which will normally be June 1 of each year and ending on an exercise date, which will normally be May 31 of each year. The first offering period under the ESPP will commence June 1, 2002. The option purchase price will be the lower of 85 percent of the fair market value of our Common Stock on the offering date or 85 percent of the fair market value of our Common Stock on the exercise date. For purposes of the ESPP, "fair market value" means, as of any date, the closing price of our Common Stock on the New York Stock Exchange as of 4:00 p.m. New York time on such date, or if not traded on such date on the immediately preceding trading date. However, if our Common Stock is not quoted on the New York Stock Exchange, the fair market value of a share of our Common Stock will be established by the Compensation Committee acting in good faith.

     Unless a participant has previously canceled his or her participation in the ESPP, the participant will be deemed to have exercised his or her option in full as of each exercise date. Upon exercise, the participant will purchase the number of shares of Common Stock that his or her accumulated payroll deductions will buy at the option purchase price.

     A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant may elect either to have the balance of his or her account applied to the purchase of whole shares of Common Stock, with any remaining amounts refunded in cash without interest, or to have the entire balance of the account refunded in cash without interest. A participant may also decrease (but not increase) his or her payroll deduction authorization once during any offering period.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

     The number of shares of our Common Stock available for purchase under the ESPP, as well as the option purchase price and the number of shares covered by each option under the ESPP that has not yet been exercised shall be proportionately adjusted for adjustments made in the number of outstanding shares of our Common Stock or an exchange of the shares of Common Stock resulting from a stock split, stock dividend, or any other subdivision. If there is a proposal to (i) merge or consolidate us with or into another corporation,
(ii) sell all or substantially all of our assets or 80% or more of our outstanding stock, (iii) dissolve or liquidate us, then the current offering period will end on the business day immediately preceding the effective date of such event, unless the Compensation Committee in its discretion provides that each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation in accordance with Section 424 of the Code.

AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the ESPP at any time. However, the Board may not amend the ESPP to either increase the number of shares that may be purchased under the ESPP or to change the designation or class of employees eligible to participate in the ESPP without obtaining shareholder approval within 12 months before or after such action. Unless terminated earlier by the Board, the ESPP will terminate automatically on May 31, 2012.

FEDERAL INCOME TAX CONSEQUENCES

     Generally, no federal income tax consequences will arise at the time an employee purchases Common Stock under the ESPP. If an employee disposes of Common Stock purchased under the ESPP less than one year after the Common Stock is purchased or within two years of the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Common Stock at the time of purchase and the amount paid by the employee for the Common Stock. The amount of such ordinary income recognized by the employee will be added to the employee's basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee.

     If an employee does not dispose of the Common Stock purchased under the ESPP until at least one year after the Common Stock is purchased and at least two years after the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Common Stock on the offering date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee's basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee. If an employee dies before disposing of the Common Stock purchased under the ESPP, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee's death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

     We generally will not be entitled to a deduction with respect to the Common Stock purchased by an employee under the ESPP, unless the employee disposes of the Common Stock less than one year after the Common Stock is transferred to the employee or less than two years after the offering date.

NEW PLAN BENEFITS

     No current directors who are not employees will receive any benefit under the ESPP. The benefits that will be received under the ESPP by our current executive officers and by all eligible employees are not currently determinable.

VOTE REQUIRED

     Approval of the ESPP will be decided by a majority of the votes cast "for" or "against" the proposal at this meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE LIBBEY INC. 2002 EMPLOYEE STOCK PURCHASE PLAN.

                              INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Company has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2001.

     A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if the representative so desires. The representative will be available to respond to appropriate questions.

                                   AUDIT FEES

     In accordance with rules of the Securities and Exchange Commission issued in 2000 related to auditor independence, fees for services rendered by Ernst & Young LLP for the fiscal year ending December 31, 2000 were: audit fees $245,800, audit related services $152,186 and all other services $167,230. No fees were charged for financial information systems design and implementation professional services by Ernst & Young LLP for the fiscal year ending December 31, 2000. The Audit Committee has considered whether the provision of audit related services and all other services is compatible with maintaining the auditor's independence.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and reports the results of its activities to the Board. Management is responsible for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for auditing the financial statements prepared by management and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be communicated to the Audit Committee under generally accepted auditing standards, including Accounting Standards Board, Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees.

     The Audit Committee discussed with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of the independent auditors' examinations, their evaluations of the adequacy and effectiveness of the Company's accounting and financial internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Peter C. Howell, Chairman
                                          Carol B. Moerdyk
                                          Terrence P. Stewart

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, neither the Board nor management knows of any other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy to take such action as shall be in accordance with their judgment on such matters. All other matters to be voted upon by stockholders will require a majority vote of common stock represented in person or by proxy.

                              GENERAL INFORMATION

REVOCABILITY OF PROXIES:

     Any proxy solicited hereby may be revoked by the person giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or at the Annual Meeting.

SOLICITATION COSTS:

     The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone or telegram. Arrangements have been made with Corporate Investor Communications, Inc. to perform a broker-nominee search. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT:

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-ten-percent holders are required by SEC regulation to furnish the Company with copies of all such forms which they file.

     Based solely on the Company's review of the copies of Forms 3 and 4 and amendments thereto received by it during 2000, Forms 5 and amendments thereto received by it with respect to fiscal 2000, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the fiscal year ending December 31, 2000, all filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners subject to Section 16 of the Exchange Act were complied with.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING:

     A stockholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting must deliver the proposal so that it is received by the Company no later than November 28, 2001. The Company requests that all such proposals be addressed to Arthur H. Smith, Vice President, General Counsel and Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

REPORTS TO STOCKHOLDERS:

     The Company has mailed this Proxy Statement and a copy of its 2000 Annual Report to each stockholder entitled to vote at the Annual Meeting. Included in the 2000 Annual Report are the Company's consolidated financial statements for the year ended December 31, 2000.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request to Libbey Inc., Attention: Investor Relations, Kenneth
A. Boerger, Vice President and Treasurer, 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

                                          By Order of the Board of Directors,


                                          ARTHUR H. SMITH, Secretary

Toledo, Ohio
March 29, 2001

                                   APPENDIX A

                                  LIBBEY INC.
                            AUDIT COMMITTEE CHARTER

                                  Organization

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise of at least three directors, each of whom are independent of management and the company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the company. All committee members shall be financially literate, as such qualification is interpreted by the company's board of directors in its business judgment, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise, as the board of directors interprets such qualification in its business judgment.

                              Statement of Policy

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders and the investment community relating to the company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the company's financial statements. In so doing, it is the responsibility of the committee to provide for free and open communication between the committee, independent auditors, and management of the company. In discharging its oversight role, the committee is empowered by the company's board of directors to investigate any matter brought to its attention. Such investigation will include but not be limited to full access to all books, records, facilities, and personnel of the company and the authority to retain outside counsel or other experts for this purpose.

                         Responsibilities and Processes

     The primary responsibility of the audit committee is to oversee the company's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should review and assess the quality of the company's accounting principles as applied in its financial statements.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the company's independent auditors.

     - The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls of the company. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The independent auditors shall review the interim financial statements with management as required under generally accepted auditing standards prior to the filing of the company's Quarterly Report on Form 10-Q. Also, the committee shall discuss any matters communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including management's and the independent auditors' judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                   APPENDIX B

                                  LIBBEY INC.
                       2002 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I.
                 PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1 Purpose and Scope

     The purpose of the Libbey Inc. 2002 Employee Stock Purchase Plan is to assist employees of Libbey Inc. and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

1.2 Administration of Plan

     The Plan shall be administered by the Committee. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the Plan under Section 423 of the Code, and the Committee also is authorized to change the Option Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees prior to the date following which such changes will take effect. The Committee may delegate administrative tasks under the Plan to one or more Employees. The Committee's interpretation and decisions in respect to the Plan shall be final and conclusive.

                                  ARTICLE II.
                                  DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1 "Board" shall mean the Board of Directors of the Company.

2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.3 "Committee" shall mean the Compensation Committee of the Board, which Committee shall administer the Plan as provided in Section 1.2 above.

2.4 "Common Stock" shall mean shares of common stock of the Company.

2.5 "Company" shall mean Libbey Inc.

2.6 "Compensation" shall mean the base wages, overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, military pay, prior week adjustments and weekly bonus pay paid to an Employee by the Company or a Designated Subsidiary in accordance with established payroll procedures.

2.7 "Designated Subsidiary" means the Subsidiaries that have been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.8 "Eligible Employee" shall mean an Employee who (a) is customarily scheduled to work at least 20 hours per week, (b) whose customary employment is more than five (5) months in a calendar year, (c) who has been an Employee on and since December 31 of the year preceding the Offering Date and (d) with respect to any Option Period, who is not a member of a collective bargaining unit that has refused to participate in the Plan with respect to such Option Period.

2.9 "Employee" shall mean any employee of the Company or a Designated
Subsidiary.

2.10 "Exercise Date" shall mean each May 31.

2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.12 "Fair Market Value" of a share of Common Stock as of a given date shall mean (i) the closing price of the sale of Common Stock on the New York Stock Exchange (NYSE) as of 4:00 P.M., New York time on such date or if not traded on such date on the immediately preceding trading date, or (ii) if Common Stock is not quoted on NYSE, the fair market value of a share of Common Stock as established by the Committee acting in good faith.

2.13 "Offering Date" shall mean each June 1, with the first Offering Date under the Plan being June 1, 2002.

2.14 "Option Period" shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

2.15 "Option Price" shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.1 below.

2.16 "Participant" shall mean any Eligible Employee who elects to participate.

2.17 "Plan" shall mean this Libbey Inc. 2002 Employee Stock Purchase Plan, as it may be amended from time to time.

2.18 "Plan Account" shall mean a bookkeeping account established in the name of each Participant.

2.19 "Subsidiary" shall mean any corporation of which the Company directly or indirectly owns stock possessing 50% or more of the total combined voting power of all classes of stock in the corporation.

                                  ARTICLE III.
                                 PARTICIPATION

3.1 Eligibility

     An Eligible Employee may participate in the Plan if immediately after the applicable Offering Date, that Employee would not be deemed for purposes of
Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

3.2 Election to Participate; Payroll Deductions

     (a) An Eligible Employee may participate in the Plan only by means of payroll deduction. An Eligible Employee may elect to participate in the Plan during an Option Period by delivering to the Company by such time designated by the Committee preceding the Offering Date on which such Option Period commences a written payroll deduction authorization on a form prescribed by the Committee.

     (b) Payroll deductions (i) shall be equal to at least 2%, but not more than 20%, of the Participant's Compensation subject to the provisions of Sections 4.2 and 4.3 below. Amounts deducted from a Participant's Compensation pursuant to this Section 3.2 shall be credited to the Participant's Plan Account. A Participant may elect to reduce his or her payroll deduction percentage once during an Option Period by delivering a written payroll deduction authorization at a time and on a form prescribed by the Committee, subject to the minimum levels above.

3.3 Leave of Absence

     During approved leaves of absence meeting the requirements of Regulation
Section 1.421-7(h)(2) under the Code, a Participant may continue participation in the Plan subject to Section 3.2 (a).

                                  ARTICLE IV.
                               PURCHASE OF SHARES

4.1 Option Price

     The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on either the Offering Date or the Exercise Date of the Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share ($0.01) of the Common Stock.

4.2 Purchase of Shares

     (a) On each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her option to purchase at the Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant's Plan Account. The balance, if any, remaining in the Participant's Plan Account (after exercise of his or her option) as of an Exercise Date shall be carried forward to the next Option Period if the Participant has elected to participate in the next Option Period, otherwise the balance will be paid to the Participant in cash as soon as practicable after the Exercise Date.

     (b) As soon as practicable following each Exercise Date, the number of shares purchased by such Participant pursuant to subsection (a) above will be delivered, in the Committee's sole discretion, to either (i) the Participant or
(ii) an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company. In the event the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

4.3 Limitations on Purchase

     No Employee shall be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan or any other employee stock purchase plan of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 (as measured by the Fair Market Value of such Common Stock at the time the option is granted) for each calendar year such option is outstanding. For purposes of this Section 4.3, the right to purchase Common Stock under an option accrues when the option (or any portion thereof) becomes exercisable, and the right to purchase Common Stock which has accrued under one option under the Plan may not be carried over to any other option.

4.4 Transferability of Rights

     An option granted under the Plan shall not be transferable and is exercisable only by the Participant. No option or interest or right to the option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

                                   ARTICLE V.
                      PROVISIONS RELATING TO COMMON STOCK

5.1 Common Stock Reserved

     Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock that shall be made available for sale under this Plan shall be 350,000, plus an annual increase on the first day of each of the Company's fiscal years beginning in 2003 and ending in 2012, equal to the lesser of (a) 100,000 shares, (b) 1.0% of the shares outstanding on the last day of the immediately preceding fiscal year, or (c) such lesser number of shares as is determined by the Board. Shares of Common Stock made available for sale under this Plan may be authorized but unissued or reacquired shares reserved for issuance under this Plan.

5.2 Adjustment for Changes in Common Stock

     In the event that adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Company by reason of stock dividend, stock split or other subdivision, the Committee shall make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase hereunder and (b) the Option Price of outstanding options.

5.3 Merger, Acquisition or Liquidation

     In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, the date of exercise with respect to outstanding options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such options in a manner complying with Section 424(a) of the Code. In the event any Designated Subsidiary ceases to be a Subsidiary of the Company by reason of sale, liquidation, merger or consolidation into another corporation, other than sale or merger with or into the Company or another Subsidiary, then the participation of each Eligible Employee of the Designated Subsidiary in the Plan shall terminate on the date immediately preceding the effective date of such merger or consolidation, sale or liquidation and the amount in such Participant's Plan Account will be refunded to the Participant or his or her designated beneficiary or estate as soon as practicable.

5.4 Insufficient Shares

     If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 5.1 above, (a) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (b) the Plan shall automatically terminate immediately after such Exercise Date.

5.5 Rights as Stockholders

     With respect to shares of Common Stock subject to an option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate has been issued to him or her following exercise of his or her option.

                                  ARTICLE VI.
                          TERMINATION OF PARTICIPATION

6.1 Cessation of Contributions; Voluntary Withdrawal

     (a) A Participant may cease payroll deductions during an Option Period by delivering written notice of such cessation to the Company. Upon any such cessation and subject to any minimums established by the Committee, the Participant may elect either to withdraw from the Plan pursuant to subsection
(b) below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 4.2. A Participant who ceases contributions to the Plan during any Option Period shall not be permitted to resume contributions to the Plan during that Option Period.

     (b) A Participant may withdraw from the Plan at any time by written notice to the Secretary of the Company prior to the close of business on an Exercise Date or such earlier date as may be established by the Committee in its sole discretion. As soon as practicable after the notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a Participant's Plan Account to him or her, at which time the Participant's payroll deduction authorization, his or her interest in the Plan, and his or her option under the Plan shall terminate. Any Eligible Employee who withdraws from the Plan may again become a Participant in accordance with Section 3.2 above as of the next Offering Date.

6.2 Termination of Eligibility

     (a) If a Participant ceases to be eligible under Section 3.1 above for any reason, including death, retirement or other terminations, the amount in such Participant's Plan Account will be refunded to the Participant or his or her designated beneficiary or estate as soon as practicable after his or her termination of employment or other cessation of eligibility. Upon payment by the Company to the Participant or his or her beneficiary or estate of the remaining balance, if any, in Participant's Plan Account, the Participant's interest in the Plan and the Participant's option under the Plan shall terminate.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

7.1 Condition of Employment

     Neither the creation of the Plan nor an Employee's participation therein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

7.2 Amendment of the Plan

     (a) The Board may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company's stockholders given within 12 months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees. Upon termination of the Plan, the balance in each Participant's Plan Account shall be refunded as soon as practicable after such termination.

7.3 Use of Funds; No Interest Paid

     All funds received by the Company by reason of purchase of Common Stock under this Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

7.4 Term; Approval by Stockholders

     The Plan shall terminate on May 31, 2012, unless earlier terminated by action of the Board. No option may be granted during any period of suspension of the Plan nor after termination of the Plan. The Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said 12-month period, all options previously granted under the Plan shall thereupon be canceled and become null and void.

7.5 Effect Upon Other Plans

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.6 Conformity to Securities Laws

     Notwithstanding any other provision of this Plan, this Plan and the participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.7 Notice of Disposition of Shares

     The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock, acquired pursuant to the Plan, within two years after the applicable Offering Date or within one year after the applicable Exercise Date with respect to such shares. The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.8 Tax Withholding

     The Company shall be entitled to require payment in cash or deduction from any compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.9 Governing Law

     The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

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                                   LIBBEY INC.
                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of John F. Meier, Richard I. Reynolds, Arthur H. Smith and Kenneth G. Wilkes, as proxy, with full power of substitution, to vote all shares of Common Stock of Libbey Inc. held of record by the undersigned on March 16, 2001, at the Annual Meeting of Stockholders to be held on May 10, 2001, and at any adjournment thereof, upon the matters referred to on the reverse side and described in the proxy statement furnished herewith, and in their discretion, upon any other matters which may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED DIRECTOR NOMINEES AND FOR APPROVAL OF THE LIBBEY INC. 2002 EMPLOYEE STOCK PURCHASE PLAN.

THE BOARD OF DIRECTORS OF LIBBEY INC. RECOMMENDS A VOTE FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES AND FOR APPROVAL OF THE LIBBEY INC. 2002 EMPLOYEE STOCK PURCHASE PLAN.

Please sign on the reverse side of this card and return it promptly in the enclosed postage-paid envelope.

                  (Continued, and please sign on reverse side)


                                                LIBBEY INC.
                                                P.O. BOX 11035
                                                NEW YORK, N.Y. 10203-0035

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


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                             DETACH PROXY CARD HERE
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

        [          ]

1. Election of all Directors       FOR all nominees  [ ]         WITHHOLD AUTHORITY to vote     [ ]        (*)EXCEPTIONS [ ]
                                   listed below                  for all nominees listed below

Nominees:  Peter C. McC. Howell and Richard I. Reynolds
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
IN THE SPACE PROVIDED BELOW.)

(*)Exceptions
             --------------------------------------------------------------------------------------------------------------------
To vote your shares for all Director nominees, mark "For" box on Item 1. To withhold voting for all nominees mark "Withhold" box.
If you do not wish your shares voted for a particular nominee, enter the name(s) of the exception(s) in the space provided above.

2. Proposal to approve the Libbey Inc. 2002 Employee Stock Purchase Plan.    3. In their discretion, the Proxies are authorized to
                                                                                vote upon such other business as may properly come
                                                                                before the meeting or any adjournment thereof.

    FOR  [ ]       AGAINST  [ ]         ABSTAIN [ ]

                                                                                                 Address Change and     [ ]
                                                                                                 or Comments Mark Here

                                                                                     The form must be signed exactly as name(s)
                                                                                     appear hereon. Attorneys-in-fact, executors,
                                                                                     trustees, guardians, corporate officers, etc.,
                                                                                     should give full title.


                                                                                     Dated:
                                                                                            -------------------------------- , 2001


                                                                                                        Signature


                                                                                                        Signature



                                                                                     Votes MUST be indicated     [X]
    SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.                   (x) in Black or Blue ink.
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